                                     Exhibit 99.4

ALAMO GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 24, 2019, Alamo Group Inc., a Delaware corporation (“Alamo Group”), acquired Morbark Holdings Group, LLC, a portfolio company of Stellex Capital Management, LLC ("Morbark").  The purchase included the products sold under Morbark, Rayco, Denis Cimaf and Boxer Equipment brand names and related trademarks (the "Acquisition") pursuant to the terms of the Securities Purchase Agreement dated September 11, 2019 (the “Agreement”). The purchase price consideration was approximately $352 million, on a debt free basis and subject to certain post-closing adjustments.

In connection with the Acquisition on October 24, 2019, Alamo Group expanded its credit facility from $250 million to $650 million to accommodate this transaction and the ongoing needs of the combined entities. The new credit facility has a five-year duration and consists of a $300 million term loan and a $350 million revolving line of credit.

The following Unaudited Pro Forma Combined Financial Statements is based on the historical consolidated financial statements of Alamo Group and Morbark after giving the effect to the acquisition and the assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information.

The Unaudited Pro Forma Combined Financial Statements are prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial position of Alamo Group. The Unaudited Pro Forma Combined Balance Sheet is based upon Alamo Group's historical unaudited balance sheet as of September 30, 2019 and the historical unaudited balance sheet of Morbark as of September
30, 2019 giving the effect to the Acquisition of Morbark by Alamo Group on October 24, 2019, as if it had been completed on September 30, 2019. The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2018, and for the nine months ended September 30, 2019, are presented as if the transaction had been completed on January 1, 2018. The Unaudited Pro Forma Combined Statements of Operations do not reflect any operating efficiencies and/or cost savings that Alamo Group may achieve, or any additional expenses that it may incur, with respect to the consolidated companies. Because the Unaudited Pro Forma Combined Financial Statements is based on the operating results of Morbark during the period when Morbark was not under the control, influence or management of Alamo Group, the information presented may not be indicative of the results for the year ended December 31, 2018 and for the nine months ended September 30, 2019, that would have actually occurred had the Acquisition been consummated as of January 1, 2018, nor is it indicative of our future financial or operating results of the consolidated entity.
The Unaudited Pro Forma Combined Financial Information have been developed from and should be read in conjunction with Alamo Groups’ historical consolidated financial statements and accompanying notes contained in Alamo Group’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018 filed on March 1, 2019 and Quarterly Report on Form 10-Q for its quarter ended September 30, 2019 filed on October 31, 2019 and the unaudited historical combined financial statements as of and for the nine months ended September 30, 2019, which are included in 99.4, respectively.
The Acquisition is being accounted for in accordance with ASC Topic 805 Business Combinations (“ASC Topic 805”).  Accordingly, the total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Acquisition based on their estimated fair values as of the completion of the Acquisition.  These allocations reflect various preliminary estimates that were available at the time of the preparation of this Current Report on Form 8-K/A, and are subject to change during the purchase price allocation period (generally one year from the acquisition date) as valuations are finalized. It is anticipated that adjustments to the preliminary fair values of the acquired intangibles, fixed assets, inventory and the deferred tax accounts will be made along with associated adjustments to goodwill. Additionally other adjustments to the purchase price allocation may be required as additional information becomes available and as the company completes its analysis.

                                     Exhibit 99.4

ALAMO GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2019
(in thousands)

	Historical
	Alamo Group Inc.	Morbark Holdings Group, LLC
	September 30, 2019		Pro forma Adjustments		Pro forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$60,279	$5,678	—		$65,957
Accounts receivable, net	243,296	18,576	—		261,872
Inventories, net	206,516	66,109	8,081	(a)	280,706
Prepaid expenses and other current assets	7,771	845	—		8,616
Income tax receivable	6,615	—	—		6,615
Total current assets	524,477	91,208	8,081		623,766
Rental equipment, net	56,177	—	—		56,177
Property and equipment, net	106,939	34,270	7,152	(b)	148,361
Intangible assets, net	59,205	—	140,000	(c)	199,205
Goodwill	93,468	32,259	75,636	(d)	201,363
Deferred income taxes	1,060	—	—		1,060
Other non-current assets	15,067	—	3,819	(e)	18,886
Total assets	$856,393	$157,737	$234,688		$1,248,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$69,009	$15,302	—		$84,311
Income taxes payable	2,516	693	—		3,209
Accrued liabilities	48,525	14,711	1,774	(e),(k),(j)	65,010
Current maturities of long-term debt and finance lease obligations	113	3,081	(3,081)	(f)	113
Total current liabilities	120,163	33,787	(1,307)		152,643
Long-term debt and finance lease obligations, net of current maturities	150,192	30,695	321,305	(f)	502,192
Long-term tax liability	6,710	—	—		6,710
Deferred pension liability	1,606	—	—		1,606
Other long-term liabilities	14,190	—	3,455	(e)	17,645
Deferred income taxes	12,480	—	7,756	(g)	20,236
Total long-term liabilities	185,178	30,695	332,516		548,389
Stockholders’ equity
Common stock	1,175	—	—		1,175
Additional paid-in capital	112,629	—	—		112,629
Partnership equity	—	93,469	(93,469)	(h)	—
Treasury stock at cost	(4,566)	—	—		(4,566)
Retained earnings (deficit)	492,161	—	(3,266)	(k)	488,895
Accumulated other comprehensive income	(50,347)	(214)	214	(h)	(50,347)
Total stockholders’ equity	551,052	93,255	(96,521)		547,786
Total liabilities and stockholders’ equity	$856,393	$157,737	$234,688		$1,248,818
The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                                     Exhibit 99.4

ALAMO GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019
(in thousands, except per share data)

	Historical
	Alamo Group Inc.	Morbark Holdings Group, LLC
	September 30, 2019		Pro forma Adjustments		Pro forma Consolidated
Net sales	$818,949	$189,687	$—		$1,008,636
Cost of sales	613,798	136,294	241	(b)	750,333
Gross profit	205,151	53,393	(241)		258,303
Operating expenses
Selling, general, and administrative	128,741	28,390	4,190	(c),(j),(k)	161,321
Total operating expenses	128,741	28,390	4,190		161,321

Income (loss) from operations	76,410	25,003	(4,431)		96,982

Interest expense	(5,222)	(2,425)	(7,997)	(i)	(15,644)
Interest income	862	4	—		866
Other income (expense), net	(442)	820	—		378

Income (loss) before income taxes	71,608	23,402	(12,428)		82,582
Income tax provision	18,270	674	2,126	(l)	21,070
Net income (loss)	$53,338	$22,728	$(14,554)		$61,512

Net income per share-Basic	$4.55				$5.25
Net income per share-Diluted	$4.52				$5.21

Shares used in per share calculation-Basic	11,724				11,724
Shares used in per share calculation-Diluted	11,796				11,796
The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                                     Exhibit 99.4

ALAMO GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(in thousands, except per share data)

	Historical
	Alamo Group Inc.	Morbark Holdings Group, LLC
	December 31, 2018		Pro forma Adjustments		Pro forma Consolidated
Net sales	$1,008,822	$205,463	$—		$1,214,285
Cost of sales	752,707	154,157	574	(b)	907,438
Gross profit	256,115	51,306	(574)		306,847
Operating expenses
Selling, general, and administrative	155,027	39,854	7,549	(c),(j)	202,430
Total operating expenses	155,027	39,854	7,549		202,430

Income from operations	101,088	11,452	(8,123)		104,417

Interest expense	(5,493)	(2,857)	(10,105)	(i)	(18,455)
Interest income	410	4	—		414
Other income (expense), net	(1,474)	1,754	—		280

Income (loss) before income taxes	94,531	10,353	(18,228)		86,656
Income tax provision	21,045	—	(1,753)	(l)	19,292
Net income (loss)	$73,486	$10,353	$(16,475)		$67,364

Net income per share-Basic	$6.30				$5.78
Net income per share-Diluted	$6.25				$5.73

Shares used in per share calculation-Basic	11,660				11,660
Shares used in per share calculation-Diluted	11,761				11,761

 The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                                     Exhibit 99.4

ALAMO GROUP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. Basis of Pro Forma Presentation
The Unaudited Pro Forma Combined Financial Information was prepared based on the historical financial statements of Alamo Group and Morbark.
The Acquisition has been accounted for in accordance with ASC Topic 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements.  ASC Topic 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC Topic 820.  ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC Topic 820 also requires that a fair value measurement reflects the assumptions market participants would use in pricing an asset or liability based on the best information available.
Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
Under the acquisition method of accounting, the assets acquired and liabilities assumed were recorded as of the completion of the acquisition, primarily at their respective preliminary estimated fair values and added to those of Alamo Group.
Under ASC Topic 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred.  Total acquisition-related transaction costs expected to be incurred by Alamo Group in future periods are estimated to be approximately $3,266,000 and are reflected in the balance sheets of these unaudited pro forma combined financial statements.
2. Estimate of Assets Acquired and Liabilities Assumed

We have made a preliminary allocation of the consideration paid to the acquired assets and liabilities at their respective fair values. In accordance with ASC Topic 805, any excess acquisition consideration over the fair value of acquired net assets results in goodwill. The Company has not completed the related analysis and thus, the fair value estimates in these pro-forma financials are only preliminary. The final goodwill calculation and allocation of the purchase price may change significantly from these estimates.

                                     Exhibit 99.4

The following is a preliminary estimate of the assets acquired, liabilities assumed, and the estimated goodwill recorded for the Acquisition (in thousands):

Cash	$5,678
Accounts receivable	18,576
Inventory	74,190
Prepaid expenses	845
Property, plant & equipment	41,422
Intangible assets	140,000
Other assets	3,819
Deferred income tax liabilities	(7,756)
Other liabilities assumed	(34,537)

Net assets assumed	242,237

Goodwill	109,763
Preliminary Purchase Price	$352,000

                                     Exhibit 99.4

3. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:
(a)To record the adjustment for Inventory is to reflect step-up in fair value of the Morbark inventory. The pro forma income statement does not include an adjustment to cost of sales to reflect the increase in the recorded value of the inventory as the inventory is sold because the sales are expected to occur within the first year following the merger. The increase in cost of sales is considered a nonrecurring charge that will be included in the income statement within the 12 months following the transaction.

(in thousands)	Historical Amount	Estimated Fair Value	Estimated Fair Value Adjustment

Inventory	$66,109	$74,190	$8,081

(b)To record the preliminary estimated fair value of the property, plant and equipment acquired and the related depreciation expense (using the straight -line method) within cost of goods sold in the statement of operations are as follows:

(in thousands)			Pro Forma Depreciation
	Estimated Fair Value	Estimated Useful Lives	For the nine months ended September 30, 2019	For the year ended December 31, 2018

Property Plant & Equipment	$41,422	9 to 13 years	$2,663	$3,551

Elimination of historical Morbark balance	(34,270)		(2,422)	(2,977)

Pro forma adjustment	$7,152		$241	$574

(c)To record the preliminary estimated fair value of the definite lived intangible assets acquired and the related amortization expense (using the straight-line method) within selling, general and administrative expense on the statement of operations are as follows:

(in thousands)			Pro Forma Amortization
Intangible Assets	Estimated Fair Value	Estimated Useful Lives	For the nine months ended September 30, 2019	For the year ended December 31, 2018

Trade names and Trademarks	$35,000	25 years	$1,050	$1,400
Customer and Dealer Relationships	87,500	15 years	4,375	5,833
Patents, Technology & Drawings	17,500	10 years	1,313	1,750
Total Definite Lived Intangible assets	$140,000		$6,738	$8,983

(d)To eliminate the historic goodwill on the Morbark financial statements and record preliminary estimated goodwill as a result of the acquisition.

(e)To reflect the adoption of ASC 842 – “Leases” and recognize a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. Based upon the contractual payment terms, $376,000 of the liability has been presented as a current obligation with the remainder $3,455,000 presented as non-current within the unaudited pro forma combined balance sheet.

(f)To reflect the draw on the revolving credit facility of Alamo Group used to complete the acquisition and to record the payoff of the Morbark debt assumed in the Acquisition.

                                     Exhibit 99.4

(in thousands)	Principal Balance	Interest Rate

Revolving credit facility	$352,000	4.21%

Elimination of historical Morbark balance	(33,776)

Pro forma adjustment	$318,224

(g)To record the deferred tax liability adjustment for Morbark that has been recorded related to the preliminary valuation for inventory step-up, property plant and equipment, and intangibles assets as of the acquisition date:

(in thousands)	Historical Amount	Estimated Fair Value	Estimated Fair Value Adjustment

Deferred tax liability	$—	$7,756	$7,756

(h)To reflect the elimination of partnership equity and accumulated other comprehensive income from stockholders’ equity.

(i)Reflects the increase in interest expense resulting from the amended loan facility in conjunction with the amendment of our existing credit facility to allow for the Morbark Acquisition.

(in thousands)	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
Increase related to interest expense on the amended agreement	$17,657	$20,763
Pro forma amortization of deferred financing fees	412	549
	18,069	21,312
Elimination of historical Morbark expense	(2,425)	(2,857)
Pro forma total interest expense	$15,644	$18,455

We assumed a 4.21% interest rate on the amended and restated credit facility for calculating the pro forma interest expense. A change of 1% in the interest rate would result in an approximate change in the interest expense of $2,640,000 for the nine months ended September 30, 2019 and $3,520,000, for the year ended December 31, 2018. The deferred financing fees are amortized using the straight-line method over the period until the facility matures.

(j)To reflect the elimination of the deferred compensation and related expense associated with the compensation plans not assumed by Alamo Group in the Acquisition, which approximately $1,868,000 for the nine months ended September 30, 2019 and $1,434,000 for the year ended December 31, 2018.

(k)To reflect the elimination of $680,000 in transaction costs incurred by Alamo Group for the nine months ended September 30, 2019 related to the Morbark acquisition, which have been eliminated from the pro forma combined statement of operations. Included in the pro forma combined balance sheet are approximately $3,266,000 in estimated future transaction costs.

                                     Exhibit 99.4

(l)Previously, Morbark was organized as a limited liability company and not subject to Federal income tax in accordance with partnership tax rules. This adjustment is to record tax expense for Morbark’s income for the periods presented based on a 25% U.S. tax rate and 27% Canadian tax rate, both of which approximate Alamo’s effective rates for those periods.

(in thousands)	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
Tax effect of Historical Morbark income	$5,971	$2,305
Tax effect related to pro-forma adjustments	(3,171)	(4,058)
Elimination of historical Morbark tax provision	(674)	—
Pro forma tax expense (benefit)	$2,126	$(1,753)

4. Earnings per Share
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined consolidated statement of operations are based upon the weighted-average number of Alamo Group common shares outstanding.